Exhibit 99

Contact:	610-337-1000	For Immediate Release:
	Robert W. Krick, ext. 3645	July 29, 2009
Brenda A. Blake, ext. 3202
AmeriGas Partners Reports Third Quarter Results, Reiterates 2009 Guidance
VALLEY FORGE, Pa., July 29 — AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE:APU), reported a seasonal net loss for the third fiscal quarter ended June 30, 2009 of $13.5 million compared to a loss of $8.8 million for the same period last year.
The Partnership’s earnings before interest expense, income taxes, depreciation and amortization (EBITDA) decreased to $25.4 million for the third fiscal quarter of 2009 compared to EBITDA of $29.7 million for the prior-year period. For the three months ended June 30, 2009, retail volumes sold decreased to 160.0 million gallons from 180.7 million gallons in the prior-year period, reflecting the impact of the recession, particularly on commercial volumes, as well as customer conservation and significantly warmer spring weather. Weather nationally during the quarter was 3.1% warmer than normal and 10.3% warmer than the prior-year period, according to the National Oceanic and Atmospheric Administration.
Eugene V. N. Bissell, chief executive officer of AmeriGas, said, “I am pleased with our third-quarter results given current economic conditions. We maintained our focus on disciplined expense control and executing strategic initiatives as a means of providing long-term, sustainable returns for our unitholders. Our guidance remains unchanged, with EBITDA for the fiscal year ending September 30, 2009 expected to be in the range of $335 million to $345 million, excluding the previously reported gain of $39.9 million on the sale of our California storage terminal.”
Revenues for the quarter decreased to $372.7 million versus $535.1 million a year ago primarily due to lower average selling prices associated with lower commodity prices and, to a lesser extent, lower total volumes sold. Total margin decreased $9.8 million from the prior-year quarter due to lower volumes sold partially offset by higher average unit margins. Operating income decreased $5.3 million from the prior-year period as the decrease in total margin, coupled with slightly higher depreciation and amortization expense, was partially offset by lower operating and administrative expenses. Operating and administrative expenses decreased during the quarter primarily due to lower vehicle fuel expenses.
-MORE-

AmeriGas Partners Reports Third Quarter Results, Reiterates 2009 Guidance	Page 2
Estimated fiscal 2009 EBITDA excluding the $39.9 million gain on the sale of the California terminal is a non-GAAP financial measure. Management believes the presentation of this measure for fiscal 2009 provides useful information to investors to more effectively evaluate the year-over-year results of operations of the Partnership in fiscal 2009. This measure is not comparable to measures used by other entities and should only be considered in conjunction with net income.
AmeriGas Partners is the nation’s largest retail propane marketer, serving nearly 1.3 million customers from nearly 600 locations in 46 states. UGI Corporation (NYSE:UGI), through subsidiaries, owns 44% of the Partnership and individual unitholders own the remaining 56%.
AmeriGas Partners, L.P. will hold a live Internet Audio Webcast of its conference call to discuss third quarter earnings and other current activities at 4:00 PM ET on Wednesday, July 29, 2009. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://investor.shareholder.com/ugi/apu/events.cfm or at the company website; http://www.amerigas.com and click on Investor Relations. A telephonic replay will be available from 7:00 PM ET on July 29 through midnight Friday, July 31. The replay may be accessed at 1-888-203-1112, passcode 2851841 and International access 1-719-457-0820, passcode 2851841.
Comprehensive information about AmeriGas is available on the Internet at www.amerigas.com.
This press release contains certain forward-looking statements which management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, price volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas, the impact of pending and future legal proceedings, and political, economic and regulatory conditions in the U. S. and abroad. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

AP-07	###	7/29/09

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	June 30,		June 30,		June 30,
	2009	2008	2009	2008	2009	2008
Revenues:
Propane	$333,212	$488,482	$1,791,963	$2,148,458	$2,268,177	$2,520,877
Other	39,465	46,647	131,155	141,495	180,177	186,135

	372,677	535,129	1,923,118	2,289,953	2,448,354	2,707,012

Costs and expenses:
Cost of sales — propane	193,206	343,561	1,081,864	1,492,705	1,426,076	1,750,103
Cost of sales — other	17,132	19,386	47,938	52,585	66,749	71,270
Operating and administrative expenses	140,794	146,265	465,897	463,805	612,557	596,240
Depreciation	19,719	18,989	58,720	56,485	77,914	74,879
Amortization	1,321	1,169	3,957	3,519	5,161	4,665
Gain on sales of liquefied petroleum gas storage facilities	—	—	(39,887)	—	(39,887)	(46,117)
Other income, net	(3,824)	(3,826)	(12,581)	(15,976)	(15,460)	(20,033)

	368,348	525,544	1,605,908	2,053,123	2,133,110	2,431,007

Operating income	4,329	9,585	317,210	236,830	315,244	276,005
Interest expense	(17,181)	(18,135)	(53,701)	(55,062)	(71,525)	(72,923)

(Loss) income before income taxes and minority interests	(12,852)	(8,550)	263,509	181,768	243,719	203,082
Income taxes	(670)	(176)	(2,081)	(953)	(2,800)	(936)
Minority interests	(3)	(62)	(3,155)	(2,348)	(3,094)	(2,709)

Net (loss) income	$(13,525)	$(8,788)	$258,273	$178,467	$237,825	$199,437

General partner’s interest in net (loss) income	$432	$217	$3,761	$2,177	$3,861	$6,035

Limited partners’ interest in net (loss) income	$(13,957)	$(9,005)	$254,512	$176,290	$233,964	$193,402

Income (loss) per limited partner unit (a)

Basic	$(0.24)	$(0.16)	$3.50	$2.79	$3.72	$3.26

Diluted	$(0.24)	$(0.16)	$3.49	$2.79	$3.72	$3.26

Average limited partner units outstanding:
Basic	57,046	57,010	57,035	57,003	57,029	56,967

Diluted	57,046	57,010	57,077	57,040	57,072	57,005

SUPPLEMENTAL INFORMATION:

Retail gallons sold (millions)	160.0	180.7	781.1	828.2	946.0	999.9
EBITDA (b)	$25,366	$29,681	$376,732	$294,486	$395,225	$352,840
Expenditures for property, plant and equipment:
Maintenance capital expenditures	$8,592	$8,026	$25,880	$20,923	$34,021	$28,519
Growth capital expenditures	$10,935	$8,866	$31,541	$27,245	$37,988	$35,160

(a)	In accordance with Emerging Issues Task Force Issue No. 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128” (“EITF 03-6”), the Partnership calculates income per limited partner unit for each period according to distributions declared and participation rights in undistributed earnings, as if all of the earnings for the period had been distributed. In periods with undistributed earnings above certain levels, the calculation according to the two-class method results in an increased allocation of undistributed earnings to the General Partner.

Theoretical distributions of net income in accordance with EITF 03-6 for the nine and twelve months ended June 30, 2009 resulted in an increased allocation of net income to the General Partner which had the effect of decreasing diluted earnings per limited partner unit by $0.97 and $0.38, respectively. Theoretical distributions of net income in accordance with EITF 03-6 for the nine and twelve months ended June 30, 2008 resulted in an increased allocation of net income to the General Partner which had the effect of decreasing diluted earnings per limited partner unit by $0.30 and $0.13, respectively. EITF 03-6 did not impact earnings per limited partner unit for the three months ended June 30, 2009 or 2008.

(b)	Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) should not be considered as an alternative to net income (as an indicator of operating performance) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States (“GAAP”). Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to (1) compare the Partnership’s operating performance with other companies within the propane industry and (2) assess its ability to meet loan covenants. The Partnership’s definition of EBITDA may be different from that used by other companies. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. In view of the omission of interest, income taxes, depreciation and amortization from EBITDA, management also assesses the profitability of the business by comparing net income for the relevant years.

(continued)

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)
(continued)
Management also uses EBITDA to assess the Partnership’s profitability because its parent, UGI Corporation, uses the Partnership’s EBITDA to assess the profitability of the Partnership. UGI Corporation discloses the Partnership’s EBITDA as the profitability measure to comply with the requirement in Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information,” to provide profitability information about its domestic propane segment.
The following table includes reconciliations of net income to EBITDA for all periods presented:

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	June 30,		June 30,		June 30,
	2009	2008	2009	2008	2009	2008

Net (loss) income	$(13,525)	$(8,788)	$258,273	$178,467	$237,825	$199,437
Income taxes	670	176	2,081	953	2,800	936
Interest expense	17,181	18,135	53,701	55,062	71,525	72,923
Depreciation	19,719	18,989	58,720	56,485	77,914	74,879
Amortization	1,321	1,169	3,957	3,519	5,161	4,665

EBITDA	$25,366	$29,681	$376,732	$294,486	$395,225	$352,840

The following table includes a reconciliation of forecasted net income to forecasted EBITDA excluding the gain on sale of the California storage terminal for the fiscal year ending September 30, 2009:

Forecast
Fiscal
Year
Ending
September 30,
2009
Net income (estimate)	$224,000
Interest expense (estimate)	70,000
Income tax expense (estimate)	3,000
Depreciation (estimate)	78,000
Amortization (estimate)	5,000
San Pedro gain	(40,000)

EBITDA excluding gain on sale of terminal (estimate)	$340,000

2